UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2026

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2026, Annovis Bio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of November 5, 2026, with Canaccord Genuity LLC, as underwriter (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”) (i) an aggregate of 19,000,000 shares of common stock (the “Shares”), $0.0001 par value per share (the “Common Stock”), of the Company and, in lieu of Common Stock to certain investors, pre-funded warrants (the "Pre-Funded Warrants") to purchase up to 2,000,000 shares of Common Stock, and (ii) accompanying warrants to purchase up to 21,000,000 shares of Common Stock (the “Accompanying Warrants” and together with the Pre-Funded Warrants, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The combined offering price of each Share and Accompanying Warrant is $1.00, and the combined offering price of each Pre-Funded Warrant to purchase one share of Common Stock and Accompanying Warrant is $0.9999, which equals the combined offering price per Share and Accompanying Warrant, less the $0.0001 per share exercise price of each Pre-Funded Warrant. Each Accompanying Warrant will be exercisable for one share of Common Stock at an exercise price of $1.00 per share of Common Stock, will be exercisable immediately upon issuance and will expire five years after the date of issuance. The Pre-Funded Warrants will be exercisable immediately upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The gross proceeds to the Company from the Offering are expected to be approximately $21.0 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company.

A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the applicable Warrants. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 19.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the applicable Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

One of the Company’s directors is participating in the Offering. Such director is purchasing an aggregate of 5,000,000 Shares and Accompanying Warrants, for an aggregate purchase price of $5,000,000. The purchase price per Share and Accompanying Warrant for such Company insider is the same as being paid by other investors in the Offering.

The Offering is expected to close on or about November 6, 2026, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering for the continued clinical development of the Company’s lead compound Buntanetap in clinical studies for Alzheimer’s disease and Parkinson’s disease, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (File No. 333-276814), which was declared effective on February 12, 2024, and a related base prospectus and prospectus supplement thereunder dated November 5, 2026.

The legal opinion of Loeb & Loeb LLP relating to the Shares, Warrants and Warrant Shares is filed herewith as Exhibit 5.1.

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The foregoing descriptions of the terms and conditions of the Underwriting Agreement, the Accompanying Warrant and the Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by the full text of each such document, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On November 4, 2026, the Company issued a press release announcing the launch of the Offering. On November 5, 2026, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Form of Accompanying Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion of Loeb & Loeb LLP

10.1	Underwriting Agreement

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

99.1	Press Release, dated November 4, 2026

99.2	Press Release, dated November 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.
Date: November 5, 2026
	By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: Chief Executive Officer